UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): January 27, 2011

ASTORIA FINANCIAL CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	001-11967	11-3170868
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

ONE ASTORIA FEDERAL PLAZA, LAKE SUCCESS, NEW YORK 11042-1085
(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (516) 327-3000

NOT APPLICABLE
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01.	Regulation FD Disclosure.

On January 27, 2011 Astoria Financial Corporation (the “Company”) held its quarterly earnings conference call during which time Monte N. Redman, President and Chief Operating Officer of the Company disclosed the following information regarding the repricing of assets and liabilities during 2011.

CDs scheduled to mature within the next four quarters:

1Q11:  $1.1 billion with a weighted average rate of 1.54%

2Q11:  $0.9 billion with a weighted average rate of 1.95%

3Q11:  $0.6 billion with a weighted average rate of 1.69%

4Q11  $0.7 billion with a weighted average rate of 1.17%

CDs were either issued or repriced during December 2010 with a weighted average rate of 72 basis points.

Borrowings scheduled to reprice during the next four quarters:

1Q11:  $0.4 billion with a weighted average rate of 3.17%

2Q11:  $0.2 billion with a weighted average rate of 3.61%

3Q11:  $0.4 billion with a weighted average rate of 4.05%

4Q11:  $0.1 billion with a weighted average rate of 4.00%

Hybrid ARMs scheduled to reset and reprice downward into one-year ARMS:

1Q11:  $0.7 billion with a weighted average rate of 4.58%

2Q11:  $0.9 billion with a weighted average rate of 4.31%

3Q11:  $1.1 billion with a weighted average rate of 4.41%

4Q11:  $1.1 billion with a weighted average rate of 4.37%

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ASTORIA FINANCIAL CORPORATION

By: /s/ Peter J. Cunningham Peter J. Cunningham First Vice President and Director of Investor Relations

Dated:  January 27, 2011